UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 July 10, 2018

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:          (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company                   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                          Entry into a Material Definitive Agreement

On July 10, 2018, Hennessy Advisors, Inc. (“Hennessy Advisors”) entered into a definitive agreement (the “Agreement”) with BP Capital Fund Advisors, LLC (“BP Capital”) to purchase the assets related to the management of the BP Capital TwinLine Energy Fund and the BP Capital TwinLine MLP Fund (the “BP Funds”). The BP Funds currently have assets of approximately $219 million.

The Agreement includes customary representations, warranties, and covenants. It provides for payment to be made in two parts: (1) a payment upon closing equal to (A) $100,000 plus (B) 0.75% of the aggregate current net asset value of the BP Funds measured as of the close of business on the trading day immediately preceding the closing date of the transaction, and (2) a payment on the one-year anniversary of the closing date equal to 0.75% of the aggregate current net asset value of the successor funds to the BP Funds measured as of the close of business on the trading day immediately preceding the one-year anniversary of the closing date of the transaction. The transaction is expected to be completed in the fourth quarter of calendar year 2018. Upon completion of the transaction, which is subject to the approval of the Hennessy Funds’ Board of Trustees, the BP Funds’ Board of Trustees, and the shareholders of the BP Funds, as well as other agreed-upon conditions to closing, Hennessy Advisors will become the investment manager of the BP Funds. BP Capital will become the sub-advisor to the BP Funds, with the same Portfolio Managers who oversee the portfolios today continuing to oversee the portfolios following the transaction.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

There are representations and warranties contained in the Agreement that were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Agreement’s terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors should not rely on the representations and warranties in the Agreement as statements of factual information.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits

Exhibit 2.1 listed in the exhibit index below is filed under Item 1.01 of this Current Report on Form 8-K, and Exhibit 99.1 listed in the exhibit index below is furnished under Item 1.01 of this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit	Description

2.1	Transaction Agreement, dated as of July 10, 2018, between Hennessy Advisors, Inc. and BP Capital Fund Advisors, LLC *

99.1	Press release
_____
*          The schedules to the Transaction Agreement are not being filed herewith. Hennessy Advisors, Inc. agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

July 11, 2018                                                                                                                    By:                  /s/ Teresa M. Nilsen
       Teresa M. Nilsen
        President, Chief Operating Officer, and Secretary

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